UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 1, 2016
Date of Report (Date of earliest event reported)

Canadian Pacific Railway Limited
(Exact name of registrant as specified in its charter)

Canada	001-01342	98-0355078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Ogden Dale Road S.E., Calgary, Alberta,
Canada, T2C 4X9
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 319-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER MATTERS

On February 29, 2016, Canadian Pacific Railway Limited (“Canadian Pacific”) issued a news release announcing the filing of the Company’s Annual Report on Form 10-K and Proxy Statement. A copy of Canadian Pacific’s news release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
Exhibit 99.1	News Release of Canadian Pacific dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2016

CANADIAN PACIFIC RAILWAY LIMITED

	By:	/s/ Scott Cedergren
		Name:	Scott Cedergren
		Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	News Release of Canadian Pacific dated February 29, 2016

Release:    Immediate    February 29, 2016

Canadian Pacific announces filing of Annual Report on Form 10-K and Proxy Statement

Calgary, AB – Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) announced today that it has completed the filing of its 2015 annual report on Form 10-K, including the annual audited financial statements and management’s discussion and analysis, and its notice of meeting and proxy statement for CP’s 2016 annual meeting of shareholders, with the U.S. Securities and Exchange Commission and Canadian securities regulators. A copy of the Form 10-K annual report and proxy materials are available in the Investors section on CP's website at www.cpr.ca.

Shareholders may request a printed copy of the complete 2015 audited financial statements, free of charge, by email to shareholder@cpr.ca or by regular mail to Shareholder Services, Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9.

CP's annual meeting of shareholders will be held at The Four Seasons Hotel in Toronto, Ontario on Wednesday, April 20, 2016, at 1 p.m. eastern time.

About Canadian Pacific
Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of Canadian Pacific.

Contacts:
Media
Martin Cej
Tel: 403-319-7298
martin_cej@cpr.ca
24/7 Media Pager: 855-242-3674

Investment Community
Nadeem Velani
Tel: 403-319-3591
email: investor@cpr.ca